EXHIBIT 4.2

THE YORK WATER COMPANY

AND

MANUFACTURERS AND TRADERS TRUST COMPANY,
TRUSTEE

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF OCTOBER 1, 2010

5.00% MONTHLY SENIOR NOTES SERIES 2010A

DUE OCTOBER 1, 2040

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TABLE OF CONTENTS1

ARTICLE 1 The Notes

SECTION 1.01. Establishment
SECTION 1.02. Definitions
SECTION 1.03. Payment of Principal and Interest
SECTION 1.04. Denominations
SECTION 1.05. Global Securities
SECTION 1.06. Transfer
SECTION 1.07. Redemption at the Company’s Option

ARTICLE 2 Establishment of Funds

SECTION 2.01. Funds Received; Application of Money in Debt Service Fund

ARTICLE 3 Miscellaneous Provisions

SECTION 3.01. Recitals by Company
SECTION 3.02. Ratification and Incorporation of Original Indenture
SECTION 3.03. Executed in Counterpart
SECTION 3.04. Governing Law

    1This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

THIS FIRST SUPPLEMENTAL INDENTURE is made as of the 1st day of October, 2010, by and between THE YORK WATER COMPANY, a Pennsylvania corporation, 130 East Market Street, York, Pennsylvania 17401 (the “Company”), and MANUFACTURERS AND TRADERS TRUST COMPANY, a New York State banking corporation, 213 Market Street, Harrisburg, Pennsylvania 17101 (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company has heretofore entered into an Indenture, dated as of October 1, 2010 (the “Original Indenture”), with the Trustee;

WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented by this First Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, under the Original Indenture, a new series of Securities may at any time be established by the Board of Directors of the Company in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

WHEREAS, the Company proposes to create under the Indenture a new series of Securities;

WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this First Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

The Notes

SECTION 101.  Establishment.  There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company’s 5.00% Monthly Senior Notes Series 2010A due October 1, 2040 (the “Notes”).

There are to be executed, authenticated and delivered $15,000,000 principal amount of Notes, and such principal amount of the Notes may be increased from time to time pursuant to of the Original Indenture.  All Notes need not be issued at the same time and such series may be reopened at any time, without the consent of any Holder, for issuances of additional Notes; provided, however, that for U.S. federal income tax purposes, such additional Notes are issued in a “qualified reopening.”  Any such additional Notes will have the same interest rate, maturity and other terms as those initially issued.  No Notes shall be authenticated and delivered in excess of the principal amount as so increased except as provided by Sections 2.02, 2.03, 2.08, 3.06 or 9.06 of the Original Indenture.  The Notes shall be issued in fully registered form.

The Notes shall be issued in the form of one or more Global Securities in substantially the form set out in Exhibit A hereto.  The Depository with respect to the Notes shall be The Depository Trust Company.

The form of the Trustee’s Certificate of Authentication for the Notes shall be in substantially the form set forth in Exhibit B hereto.

Each Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

The Notes will not have a sinking fund.

SECTION 1.02.  Definitions.  The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below.  Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

“Debt Service Fund” means the fund established under Section 202 hereof.

“Interest Payment Dates” means the first calendar day of each month, commencing December 1, 2010.

“Original Issue Date” means October 8, 2010.

“Regular Record Date” means, with respect to each Interest Payment Date, the 15th calendar day preceding such Interest Payment Date (whether or not a Business Day).

“Stated Maturity” means October 1, 2040.

SECTION 1.03.  Payment of Principal and Interest.  The principal of the Notes shall be due at Stated Maturity (unless earlier redeemed).  The unpaid principal amount of the Notes shall bear interest at the rate of 5.00% per annum until paid or duly provided for.  Interest shall be paid monthly in arrears on each Interest Payment Date to the person in whose name the Notes are registered at the close of business on the Regular Record Date for such Interest Payment Date, provided that interest payable at the Stated Maturity of principal or on a redemption date as provided herein will be paid to the person to whom principal is payable.  Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the person or persons in whose name the Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

Payments of interest on the Notes will include interest accrued to but excluding the respective Interest Payment Dates.  Interest payments for the Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months.  In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable.

Payment of the principal and interest due at the Stated Maturity or earlier redemption of the Notes shall be made upon surrender of the Notes at the Corporate Trust Office of the Trustee.  The principal of and interest on the Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the person entitled thereto as such address shall appear in the register kept by the Registrar pursuant to Section 2.04 of the Original Indenture or (ii) by wire transfer or other electronic transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the person entitled thereto.

SECTION 1.04.  Denominations.  The Notes may be issued in denominations of $1,000, or any integral multiple thereof.

SECTION 1.05.  Global Securities.  The Notes will be issued in the form of one or more Global Securities registered in the name of the Depository (which shall be The Depository Trust Company) or its nominee.  Except under the limited circumstances described below, Notes represented by one or more Global Securities will not be exchangeable for, and will not otherwise be issuable as, Notes in definitive form.  The Global Securities described above may not be transferred except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or to a successor Depository or its nominee.

Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depository or its nominee or to a successor Depository or its nominee.  The rights of Holders of such Global Security shall be exercised only through the Depository.

Subject to the procedures of the Depository, a Global Security shall be exchangeable for Notes registered in the names of persons other than the Depository or its nominee only if (i) the Depository notifies the Company that it is unwilling or unable to continue as a Depository for such Global Security and no successor Depository shall have been appointed by the Company, or if at any time the Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depository is required to be so registered to act as such Depository and no successor Depository shall have been appointed by the Company, in each case within 90 days after the Company receives such notice or becomes aware of such cessation, (ii) the Company executes and delivers to the Trustee an Officer’s Certificate to the effect that such Global Security shall be so exchangeable, or (iii) an Event of Default with respect to the Notes shall have occurred and be continuing.  Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Notes registered in such names as the Depository shall direct.

SECTION 1.06.  Transfer.  No service charge will be made for any transfer or exchange of Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Company shall not be required (a) to issue, transfer or exchange any Notes during a period beginning at the opening of business fifteen (15) days before the date of the mailing of a notice pursuant to Section 3.03 of the Original Indenture identifying the serial numbers of the Notes to be called for redemption, and ending at the close of business on the day of the mailing, or (b) to issue, transfer or exchange any Notes theretofore selected for redemption in whole or in part, except the unredeemed portion of any Notes redeemed in part.

SECTION 1.07.  Redemption at the Company’s Option. The Notes will be subject to redemption at the option of the Company, in whole or in part, on or after October 1, 2015, upon not less than 30, nor more than 60, days’ notice, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus any accrued and unpaid interest thereon (the “Redemption Price”).

In the event of redemption of the Notes in part only, a new Note or Notes for the unredeemed portion will be issued in the name or names of the Holders thereof upon the surrender thereof.

Notice of redemption shall be given as provided in Section 3.03 of the Original Indenture except that any notice of redemption shall not specify the Redemption Price but only the manner of calculation thereof.  The Trustee shall not be responsible for the calculation of the Redemption Price.  The Company shall calculate the Redemption Price and promptly notify the Trustee thereof.

Any redemption of less than all of the Notes shall, with respect to the principal thereof, be divisible by $1,000.

ARTICLE 2

Establishment of Funds

SECTION 2.01.  Funds Received; Application of Money in Debt Service Fund.  There is hereby created and established a Debt Service Fund.  There shall be deposited in the Debt Service Fund all monies received by the Trustee from the Company for deposit therein.  The Company hereby agrees to pay to the Trustee for deposit to the Debt Service Fund amounts sufficient to enable the Trustee to pay the principal of, premium, if any, and interest on the Notes when due.

The Company hereby authorizes and directs the Trustee, and the Trustee hereby agrees, to withdraw and make available sufficient funds (to the extent available) from the Debt Service Fund to pay the principal of, premium, if any, and interest on the Notes as the same become due and payable.

Except as may otherwise be permitted by Sections 8.03 or 8.04 of the Original Indenture, monies held by the Trustee in the Debt Service Fund shall not be invested.

ARTICLE 3

Miscellaneous Provisions

SECTION 3.01.  Recitals by Company.  The recitals in this First Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of Notes and of this First Supplemental Indenture as fully and with like effect as if set forth herein in full.

SECTION 3.02.  Ratification and Incorporation of Original Indenture.  As heretofore supplemented and as supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture as heretofore supplemented and as supplemented by this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 3.03.  Executed in Counterparts.  This First Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

SECTION 3.04.  Governing Law.  This First Supplemental Indenture and the Bonds will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the laws of the State of New York.

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

ATTEST: By: /s/ Jeffrey R. Hines Name: Jeffrey R. Hines Title: President and Chief Executive Officer	THE YORK WATER COMPANY By: /s/ Kathleen M. Miller Name: Kathleen M. Miller Title: Chief Financial Officer and Treasurer
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee By: /s/ Stevie C. Blackston II Name: Stevie C. Blackston II Title: Corporate Trust Officer

EXHIBIT A

FORM OF NOTE

NO. ___	CUSIP NO. 987184 AA6

THE YORK WATER COMPANY
5.00% MONTHLY SENIOR NOTES SERIES 2010A
DUE OCTOBER 1, 2040

Principal Amount:	$15,000,000
Regular Record Date:	15th calendar day prior to Interest Payment Date (whether or not a Business Day)
Original Issue Date:	October 8, 2010
Stated Maturity:	October 1, 2040
Interest Payment Dates:	The first calendar day of each month
Interest Rate:	5.00% per annum
Authorized Denominations:	$1,000 or any integral multiple thereof

The York Water Company, a Pennsylvania corporation (the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ______________, or registered assigns, the principal sum of ______________ DOLLARS ($_________) on the Stated Maturity shown above (or upon earlier redemption), and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, monthly in arrears on each Interest Payment Date as specified above, commencing on December 1, 2010, and on the Stated Maturity (or upon earlier redemption) at the rate per annum shown above until the principal hereof is paid or made available for payment and at such rate on any overdue principal and on any overdue installment of interest.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or on a redemption date) will, as provided in such Indenture, be paid to the person in whose name this Note (the “Note”) is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at the Stated Maturity or on any redemption date will be paid to the person to whom principal is payable.  Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates.  Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months.  In the event that any date on which interest is payable on this Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable.  A “Business Day” shall mean any day, except a Saturday, Sunday or a legal holiday in the city in which the Corporate Trust Office is located on which banking institutions are authorized or required by law, regulation or executive order to close.

Payment of the principal of and interest due at the Stated Maturity or earlier redemption of the Notes shall be made upon surrender of the Notes at the Corporate Trust Office of the Trustee.  The principal of and interest on the Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  Payment of interest (including interest on an Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the person entitled thereto as such address shall appear in the register kept by the Registrar or (ii) by wire transfer or other electronic transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 16 days prior to the date for payment by the person entitled thereto.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

THE YORK WATER COMPANY By: Title:

Attest:

Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee By: Authorized Signatory

(Reverse Side of Note)

This Note is one of a duly authorized issue of Securities of the Company (the “Notes”), issued and issuable in one or more series under an Indenture, dated as of October 1, 2010, as supplemented (the “Indenture”), between the Company and Manufacturers and Traders Trust Company, as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures incidental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes issued thereunder and of the terms upon which said Notes are, and are to be, authenticated and delivered.  This Note is one of the series designated on the face hereof as 5.00% Monthly Senior Notes Series 2010A due October 1, 2040 (the “Notes”) which is unlimited in aggregate principal amount.  Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

The Notes will be subject to redemption at the option of the Company in whole or in part, on or after October 1, 2015, upon not less than 30 nor more than 60 days’ notice at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus any accrued and unpaid interest thereon (the “Redemption Price”).

The Trustee shall not be responsible for the calculation of the Redemption Price.  The Company shall calculate the Redemption Price and promptly notify the Trustee thereof.

In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender hereof.

The Notes will not have a sinking fund.

If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time outstanding of each series to be affected.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable by the Registrar, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees.  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiples thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged at the office or agency of the Company.

This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM- as tenants in common	UNIF GIFT MIN ACT- _____________ Custodian _____________ (Cust) (Minor)
TEN ENT- as tenants by the entireties
JT TEN- as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act ________________________ (State)

Additional abbreviations may also be used
though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto
_______________________________________________________________________________
(please insert Social Security or other identifying number of assignee)

_______________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE
_______________________________________________________________________________

_______________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing
_______________________________________________________________________________

_______________________________________________________________________________
agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated: ____________                                       ________________________________________________

________________________________________________

NOTICE:  The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

EXHIBIT B

CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee By: Authorized Signatory